UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue N.W.

Suite 300E

Washington, D.C. 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Vanda Pharmaceuticals Inc. (the “Company”) awarded 2012 annual bonuses to and approved 2013 annual base salaries and 2013 bonus target amounts for the Company’s named executive officers. Prior to approving the foregoing, the Compensation Committee reviewed an analysis of the Company’s executive compensation compared to the Company’s peer group conducted by Towers Watson, a compensation consultant engaged by the Compensation Committee.

The Compensation Committee awarded bonuses for performance for the twelve-month period ending December 31, 2012, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2012 Bonus
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	$300,000
James Kelly	Senior Vice President, Chief Financial Officer	$144,000
Robert Repella	Senior Vice President and Chief Commercial Officer	$168,000

The Compensation Committee approved 2013 annual base salaries and 2013 bonus target amounts for the twelve-month period ending December 31, 2013, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2013 Base Salary	2013 Target Bonus
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	$515,000	50% of 2013 Base Salary
James Kelly	Senior Vice President, Chief Financial Officer	$315,000	40% of 2013 Base Salary
Robert Repella	Senior Vice President and Chief Commercial Officer	$368,000	40% of 2013 Base Salary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ James Kelly
	Name:	James Kelly
	Title:	Chief Financial Officer

Dated: December 26, 2012